Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Current Report on Form 8-K/A which is incorporated by reference in Registration Statement Nos. 333-222382, 333-222381, 333-217572, 333-193625, 333-188725,  333-159416, 333-135259, 333-135258, 333-135257, 333-117591, 333-62704, and 333-62706 on Forms S-8, and 333-215481 on Form S-3, of CenterState Bank Corporation (formerly known as CenterState Banks, Inc.) of our report dated February 28, 2018 on the consolidated financial statements of HCBF Holding Company, Inc.

Crowe Horwath LLP

Fort Lauderdale, Florida

March 14, 2018